Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

BRESLER & REINER, INC. (OTC:BRER) REPORTS THE EXECUTION OF A NONBINDING LETTER OF INTENT WITH FANNIE MAE FOR LEASING OF SPACE IN THE WATERSIDE MALL

Rockville, MD – April 28, 2004: Bresler & Reiner, Inc. reported that Fannie Mae has announced that it has entered into a nonbinding Letter of Intent with Waterside Associates, LLC, in which the Company holds a substantial membership interest.

Bresler & Reiner, Inc. owns, operates and manages motel/hotel, apartment and office projects.

For further information contact:	Sidney M. Bresler, CEO
Bresler & Reiner, Inc. 11140 Rockville Pike Suite 620 Rockville, MD 20852 (301) 945-4300